Exhibit 13.12

Live   Investments Fan Investor Benefits Selling Royalties About Us Search ☐ Login / Register Closed on May 20th, 8:05 pm   Beyonce - "Radio"   Reserve Your Very Own Shares In   This Iconic Pop Song!   Royalties Paid Per Unit (last 12 months) $2.06   $30   Final Bid   View Offering Circular   Make sure you've signed up to receive notice when these SongShares are available to purchase.   Enter your email address KEEP ME UPDATED

Don't miss this limited window to own your royalty shares in "Radio", performed by one of the most iconic artists of any generation!   "...When I get into my car, I turn it up   Then I hear vibrations all up in my trunk And the bassline be rattling through my seats Then that crazy feeling starts happening, oh..."

About Beyoncé A multifaceted superstar by any measure, Beyoncé rose to fame in the late ‘90s as the central member of pop- R&xB group Destiny’s Child, and in the following decade embarked on a multi-platinum, record-breaking solo career with Dangerously in Love (2003), her first in an unbroken string of number one pop solo albums. Chart- topping singles such as “Crazy in Love” (2003), “Irreplaceable” (2006), and “Single Ladies (Put a Ring on It)” (2008), combined with sold-out world tours and Grammy Awards, all heightened her profile in the 2000s.   In 2008, the singer released her third studio album, I Am...Sasha Fierce, which includes “Radio,” the title included in this offering. The double-disc effort emphasized her two distinct personalities, allowing Beyoncé to explore both mainstream sounds and traditional R&B. Billboard named her female artist of the decade, while the RIAA acknowledged that, with 64 gold and platinum certifications, she was the decade’s top-selling artist.   Beyoncé followed ten Grammy nominations in 2010 with 2011 album 4, which debuted at the top of the Billboard 200. Once Beyoncé released her self-titled visual album (2013), it was evident that the powerhouse vocalist, songwriter, and dancer wasn’t merely an entertainer but a progressive artist as well. The notion has been reaffirmed with her second visual album, Lemonade (2016), the Jay-Z collaboration Everything Is Love (2018), and her work on The Lion King (2019). She heralded her seventh studio album, Renaissance (2022), with the Top 20 single “Break My Soul” and followed it up with her latest, COWBOY CARTER in March 2024.

About This Offering   The producer of “Radio” is sharing 100% of the streaming and other producer royalties generated from the recording. Fans can bid now to reserve their shares.   The “Beyonce?’s Radio” Music Royalty Asset is the underlying asset of the “Beyonce?’s Radio” Royalty Share Agreement (the “Agreement”). The Agreement contains one hundred percent (100%) of the producer’s share of income from the sound recording “Radio,” recorded by Beyonce?.   SongVest offers a unique opportunity for fans to invest in the music industry by buying units of 100% of the producer royalties in “Radio.” This means that investors can earn money every time the song is streamed online.   You are reserving one or more units that allow you to be first in line to purchase these units once they are qualified by the SEC. Each unit represents a prorated percentage of the royalties collected from the sound recording and paid by the record label.   Reserve - During the VIP Auction, you can reserve one or more SongShares at $30 per unit. If all of the units are reserved at the starting price, the unit price will increase. Any unit reserved at the higher price will displace a unit at the lower price. Based on demand, you could lose your reservation and have to bid again at the higher   unit price to ensure you have your units reserved. The VIP Auction will end when time runs out and no new bids have been made in the last 5 minutes.   Buy - You will be able to purchase your units when the Offering goes on sale. This is usually 3 to 4 weeks after the VIP Auction closes and after notice of SEC qualification. You will receive an email with notice for a 24-hour window for successful bidders to purchase their reserved units. If any units are not purchased, it will open to the public to buy remaining SongShares.   Earn - SongVest will pay out any earned royalties bi-annually (twice per year).   Financial Information

Financial Highlights   The royalties paid over the last twelve months from the revenue stream contemplated in the “Beyonce?’s   Radio” Royalty Share Agreement have averaged approximately $1,115 per bi-annual period.   The spike in 2022 2H was due to payments from Peloton which were higher than in the immediately preceding and following periods. The 2023 1H period also included a payment from one source for historical settlements.   Royalties By Source   Apple, Spotify, and YouTube streaming accounted for a combined 55% of the past twelve months’ earnings and   64% excluding the Charter Communications – Breakage payment, which was for historical settlements related to digital downloads. Peloton earnings vary a good bit from period to period but provided more than 10% of income even in lower-paying periods.   Detailed Data Here   Read VIP Auction FAQS   Video Tutorial on Bidding   The Sound Recording:   “Radio” – recorded by Beyoncé   ISRC: USSM10804754   Chartmetric: https://app.chartmetric.com/track/15782782

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